CLASS B MASTER

PARTICIPATION AGREEMENT

AMONG

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,

ALLIANCE CAPITAL MANAGEMENT L.P.

AND

ALLIANCE FUND DISTRIBUTORS, INC.

DATED AS OF

January 31, 2000

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 31st day of J anua1y, 2000 (“Agreement”), by and among Allstate Life Insurance Company ofNew York, a New York life insurance company (“Insurer”) (on behalf of itself and its “Separate Account,” defined below); Alliance Capital Management L.P., a Delaware limited partnership (“Adviser”), the investment adviser ofthe Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),

WITNESSETH THAT:

WHEREAS Insurer, the Distributor, and Alliance Variable Products Series Fund, Inc. (the “Fund”) desire that Class B shares (“shares”) ofthe Fund’s Portfolios listed on Schedule A (the “Portfolios”; reference herein to the “Fund” includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts of Insurer that are the subject of Insurer’s Form N-4 registration statement filed with the Securities and Exchange Commission (the “SEC”), with the SEC Registration Numbers shown on Schedule A (the “Contracts”), to be offered through the principal underwriter with respect to the Contracts (“Contracts Distributor”), currently Morgan Stanley DW, Inc., a Delaware corporation, and other registered broker-dealer firms as agreed to by Insurer and Contracts Distributor; and

WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the “Divisions”; reference herein to the “Separate Account” includes reference to each Division to the extent the context requires) of the Separate Account for investment in the

Class B shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

NOW, THEREFORE, in consideration ofthe mutual benefits and promises contained herein, the Fund and Distributor will make Class B shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

Section I.         Additional Portfolios

The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

Section 2.         Processing Transactions

2.1	Timely Pricing and Orders.

The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Insurer at the close of trading on each day (a “Business Day”) on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio’s net asset value and (c) Insurer is open for business. The Fund or its designated agent will use its best efforts to provide this information by 6:00p.m., Eastem time. Insurer will use these data to calculate unit values, which in tum will be used to process transactions that receive that same Business Day’s Separate Account Division’s unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the moming of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by I 0:00 a.m., Eastem time.

2.2	Timely Payments.

Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Insurer on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.3	Redemption in Kind.

The Fund reserves the right to pay any portion of a redemption in kind of portfolio securities, if the Fund’s board of directors (the “Board of Directors”) determines that it would be detrimental to the best interests of shareholders to make a redemption wholly in cash.

2.4	Applicable Price.

The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Insurer receives such orders and processes such transactions, which, Insurer agrees shall occur not earlier than the Business Day prior to Distributor’s receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For the purposes of this section, Insurer shall be deemed to be the agent of the Fund for receipt of such orders from holders or applicants of contracts, and receipt by Insurer shall constitute receipt by the Fund. All other purchases and redemptions of Portfolio shares by Insurer, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Insurer otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

Section 3.         Costs and Expenses

3.1	General.

Except as otherwise specifically provided herein, each Party will bear all expenses incident to its perfom1ance under this Agreement.

3.2	Registration.

The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the “1933 Act”), and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the

SEC ofFom1s N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

3.3	Other (Non-Sales-Related) Expenses.

The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Fund Prospectus”), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Insurer will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account’s prospectus, statement of additional infom1ation and any amendments or supplements thereto (collectively, the “Separate Account Prospectus”), any periodic reports to owners, annuitants or participants under the Contracts (collectively, “Participants”), and other Participant communications. The Fund and Insurer each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Insurer documents are printed or mailed on a combined or coordinated basis. If requested by Insurer, the Fund will provide a1mual Prospectus text to Insurer on diskette for printing and binding with the Separate Account Prospectus.

3.4	Other Sales-Related Expenses.

Expenses of distributing the Portfolio’s shares and the Contracts will be paid by Contracts Distributor and other parties, as they shall determine by separate agreement.

3.5	Parties to Cooperate.

The Adviser, Insurer and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

Section 4.         Legal Compliance

4.1	Tax Laws.

(a)        The Adviser will use its best efforts to qualify and to maintain qualification of each Portfolio as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

(b)        Insurer represents that it believes, in good faith, that the Contracts will be treated as annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(c)        The Fund will use its best efforts to comply and to maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) ofthe Code and Section

1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future.

(d)        Insurer represents that it believes, in good faith, that the Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will make every effort to continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

(e)        The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will use its best efforts to manage to be in compliance with Section 817(h) ofthe Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

(f)        Should the Distributor or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

4.2	Insurance and Certain Other Laws.

(a)        The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing.

(b)        Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of Illinios and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under Illinois State Law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)        Insurer represents and warrants that Contracts Distributor is a business corporation duly organized, validly existing, and in good standing under the laws ofthe State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perfom1 its duties and comply with its obligations under this Agreement.

(d)        Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perfonn its duties and comply with its obligations under this Agreement.

(e)        Distributor represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perfom1 its duties and comply with its obligations under this Agreement.

(f)        Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3	Securities Laws.

(a)        Insurer represents and warrants that (i) interests in the Separate Account pursuant to the Contracts will be registered under the 1933 Act to the extent required by the 1933 Act and the Contracts will be duly authorized for issuance and sold in compliance with [State] law, (ii) the Separate Account is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Separate Account does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (iv) the Separate Account’s 1933 Act registration statement relating to the Contracts, together with any amendments thereto, will, at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder, and (v) the Separate Account Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(b)        The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) the Fund’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)     The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

(d)     Distributor represents and warrants that it is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers Inc. (the “NASD”).

(e)     Insurer represents and warrants that Contracts Distributor is registered as a broker- dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing ofthe NASD.

4.4	Notice of Certain Proceedings and Other Circumstances.

(a)     Distributor or the Fund shall inm1ediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Fund’s shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

lO

(b)     Insurer shall inm1ediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the Separate Account’s registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5	Insurer to Provide Documents.

Upon request, Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and an1endments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6	Fund to Provide Documents.

Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

Section 5.         Mixed and Shared Funding

5.1	General.

  The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer (“Mixed and Shared Funding Order”). The Parties recognize that the SEC has imposed tem1s and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

5.2	Disinterested Directors.

  The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) ofthe 1940 Act.

5.3	Monitoring for Material Irreconcilable Conflicts.

  The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to infom1 the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)     an action by any state insurance or other regulatory authority;

(b)     a change in applicable federal or state insurance, tax or securities laws or regulations, or a public mling, private letter mling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)     an administrative or judicial decision in any relevant proceeding;

(d)     the manner in which the investments of any Portfolio are being managed;

(e)     a difference in voting instmctions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

(f)     a decision by a life insurance company utilizing the Fund to disregard the voting instmctions of participants.

Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all infom1ation reasonably necessary for the Board of Directors to consider any issue raised, including infom1ation as to a decision by Insurer to disregard voting instructions of Participants.

5.4     Conflict Remedies.

(a)     It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as detem1ined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)     withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., mmuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

(ii)     establishing a new registered investment company of the type defined as a “Management Company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)     If the material irreconcilable conflict arises because oflnsurer’s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund’s election, to withdraw the Separate Account’s investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to [nsurer that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

(c)     If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw the Separate Account’s investment in the Fund within six months after the Fund’s Board of Directors informs Insurer that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

(d)     Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)     For purposes hereof, a majority of the Disinterested Directors will detennine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

5.5     Notice to Insurer.

  The Fund will promptly make known in writing to Insurer the Board of Directors’ detem1ination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6	Information Requested by Board of Directors.

Insurer and the Fund will at least annually submit to the Board of Directors ofthe Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to detcm1ining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7	Compliance with SEC Rules.

If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the tem1s and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the tem1s and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

Section 6.         Termination

6.1	Events of Termination.

Subject to Section 6.4 below, this Agreement will tem1inate as to a Portfolio:

(a)     at the option oflnsurer or Distributor upon at least six months advance written notice to the other Parties, or

(b)     at the option ofthe Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division ofthe Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions).

(c)     at the option of the Fund upon institution of formal proceedings against Insurer or Contracts Distributor by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer’s obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be tenninated; or

(d)     at the option of Insurer upon institution offom1al proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund’s, Adviser’s or Distributor’s obligations under this Agreement or related to the operation or management ofthe Fund or the purchase of Fund shares, if, in each case, Insurer reasonably detem1ines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer, Contracts Distributor or the Division corresponding to the Portfolio to be tem1inated; or

(e)     at the option of any Party in the event that (i) the Portfolio’s shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

(f)     upon termination of the corresponding Division’s investment in the Portfolio pursuant to Section 5 hereof; or

(g)     at the option of Insurer if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions; or

(h)     at the option oflnsurer ifthe Portfolio fails to comply with Section 817(h) ofthe Code or with successor or similar provisions; or

(i)     at the option of Insurer if Insurer reasonably believes that any change in a Fund’s investment adviser or investment practices will materially increase the risks incurred by Insurer.

6.2	Funds to Remain Available.

  Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Insurer shall have notified the Fund or Distributor of its intention to do so.

6.3	Survival of Warranties and Indemnifications.

All warranties and indemnifications will survive the termination ofthis Agreement.

6.4	Continuance of Agreement for Certain Purposes.

  Notwithstanding any tem1ination of this Agreement, the Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date oftem1ination ofthis Agreement (the “Existing Contracts”), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares ofthe Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

Section 7.         Parties to Cooperate Respecting Termination

The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

Section 8.         Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9.         Class B Distribution Payments

From time to time during the term of this Agreement the Distributor may make payments to the Insurer pursuant to a distribution plan adopted by the Fund with respect to the Class B shares of the Portfolios pursuant to Rule 12b-l under the 1940 Act (the “Rule 12b-l Plan) in consideration of the contracts distributor’s furnishing distiibution services relating to the Class B shares ofthe

Portfolios and providing administrative, accounting and other services, including personal service and/or the maintenance of participant accounts, with respect to such shares. The Distributor has no obligation to make any such payments, and the Insurer waives any such payment, until the Distributor receives monies therefor from the Fund. Any such payments made pursuant to this Section 9 shall be subject to the following tenns and conditions:

(a)     Any such payments shall be in such amounts as the Distributor may from time to advise the Insurer in writing but in any event not in excess of the amounts permitted by the Rule 12b- 1 Plan. Such payments may include a service fee in the amount of .25 of 1% per annum of the average daily net assets of the Fund attributable to the Class B shares of a Portfolio held by clients of the Insurer. Any such service fee shall be paid solely for personal service and/or the maintenance of Participant accounts.

(b)     The provisions of this Section 9 relate to a plan adopted by the Fund pursuant to Rule 12b-1. In accordance with Rule 12b-l, any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Section 9 shall provide the Fund’s Board of Directors, and the Directors shall review, at least quarterly, a written report ofthe amounts so expanded and the purpose for which such expenditures were made.

(c)     The provisions of this Section 9 shall remain in effect for not more than a year and thereafter for successive annual periods only so long as such continuance is specifically approved at least ammally in confom1ity with Rule 12b-1 and the 1940 Act. The provisions of this Section 9 shall automatically terminate in the event of the assignn1ent (as defined by the 1940 Act) of this Agreement, in the event the Rule 12b-1 Plan tem1inates or is not continued or in the event this Agreement tem1inates or ceases to remain in effect. In addition, the provisions of this Section 9 may be terminated at any time, without penalty, by either the Distributor or the Insurer with respect to any Portfolio on not more than 60 days’ nor less than 30 days’ written notice delivered or mailed by registered mail, postage prepaid, to the other party.

Section 10.         Notices

Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concemed. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

Allstate Life Insurance Company ofNew York 3100 Sanders Road, M2A Northbrook, IL 60631
Attn: Timothy N. Vander Pas
FAX: (847) 326-5524

Alliance Fund Distributors, Inc. 1345 Avenue of the Americas
New York NY 10105
Attn.: Edmund P. Bergan
FAX: (212) 969-2290

Alliance Capital Management L.P. 1345 Avenue ofthe Americas
New York NY 10105
Attn: Edmund P. Bergan
FAX: (212) 969-2290

Section 11.         Voting Procedures

Subject to the cost allocation procedures set forth in Section 3 hereof, Insurer will distribute all proxy material fumished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants. Insurer will vote Fund shares that are (a) not attributable to Participants or (b) attributable to Participants, but for which no instructions have been received, in the same proportion as Fund shares for which said instructions have been received from Participants. Insurer agrees that it will disregard Participant voting instructions only to the extent it would be pem1itted to do so pursuant to Rule 6e-3 (T)(b)(15)(iii) under the 1940 Act if the Contracts were variable life insurance policies subject to that rule. Other participating life insurance companies utilizing the Fund will be responsible for calculating voting privileges in a manner consistent with that of Insurer, as prescribed by this Section 10.

Section 12.         Foreign Tax Credits

The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund’s shareholders.

Section 13.     Indemnification

13.1	Indemnification of Fund, Distributor and Adviser by Insurer.

(a)     Except to the extent provided in Sections 13.l(b) and 13.l(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 ofthe 1933 Act (collectively, the “Indemnified Parties” for purposes ofthis Section 13. 1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in confonnity with infom1ation furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or

Adviser for use in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)     arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf oflnsurer or Contracts Distributor) or the negligent, illegal or fraudulent conduct of Insurer or Contracts Distributor or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in confom1ity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer or Contracts Distributor for use in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising ofthe Fund, or any amendment or supplement to any of the foregoing; or

(iv)     arise as a result of any failure by h1surer to perform the obligations, provide the services and furnish the materials required under the terms of this Agreement.

(b)     Insurer shall not be liable under this Section 13.1 with respect to any losses, claims, damages, liabilities or actions to which an h1demnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that mdemnified Party of its duties or by reason of that mdenmified Party’s reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

(c)     Insurer shall not be liable under this Section 13.1 with respect to any action against an Indenmified Party unless the Fund, Distributor or Adviser shall have notified msurer in writing within a reasonable time after the summons or other first legal process giving infom1ation of the nature ofthe action shall have been served upon such mdemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve msurer from any liability which it may have to the mdemnified Party against whom such action is brought otherwise than on account of this Section 13. 1. In case any such action is brought against an Indenmified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel approved by the mdemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such mdemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

13.2	Indemnification of Insurer by Adviser.

(a)     Except to the extent provided in Sections 13.2(d) and 13.2(e), below, Adviser agrees to indemnify and hold harmless Insurer, its directors and officers, and each person, if any, who controls Insurer within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 13.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, dan1ages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Insurer or Contracts Distributor, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indenmified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in confom1ity with infom1ation furnished to

Distributor, Adviser or the Fund by or on behalf of Insurer or Contracts Distributor for use in the Fund’s 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)     arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in com1ection with the sale or distribution of the Contracts or Fund shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in confom1ity with information furnished to Insurer or Contracts Distributor by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)     arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the tenns of this Agreement;

(b)     Except to the extent provided in Sections 13.2(d) and 13.2(e) hereof, Adviser agrees to indenmify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 13.2(c) below, the written consent of Adviser) or actions in respect thereof(including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Insurer), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Insurer pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Insurer of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Insurer deems necessary or appropriate as a result of the noncompliance.

(c)     The written consent of Adviser referred to in Section 13.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

(d)     Adviser shall not be liable under this Section 13.2 with respect to any losses, claims; damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to Insurer, Contracts Distributor or the Separate Account.

(e)     Adviser shall not be liable under this Section 13.2 with respect to any action against an Indemnified Party unless Insurer shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving infonnation of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 13.2. In case any such action is brought against an Indenmified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indenmified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indenmified Party of Adviser’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

13.3     Effect ofNotice.

Any notice given by the indenmifYing Party to an Indemnified Party referred to in Section 13.1(c) or 13.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indenmifying Party of liability, culpability or responsibility, and the indenmifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

Section 14.     Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state’s principles of conflict of laws.

Section 15.     Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 16.     Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 17.     Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 18.     Restrictions on Sales ofFund Shares

Insurer agrees that the Fund will be pemlitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

Section 19.     Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK,

By:	/s/ Timothy N. Vander Pas
Name: Timothy N. Vander Pas
Title: Assistant Vice President

ALLIANCE CAPITAL MANAGEMENT LP
By:	Alliance Capital Management Corporation, its General Partner

By:	/s/ Edmund P. Berga r.
Name: Edmund P. Berga r.
Title: Vice President /

ALLIANCE FUND DISTRIBUTORS, INC.

By:	/s/ Richard A. Winge
Name: Richard A. Winge
Title: Senior Vice President and Managing
Director

Schedule A

List of Products and Portfolios

Portfolios

Effective January 31, 2000:

Growth Portfolio

Growth and Income Portfolio

Premier Growth Portfolio

Effective May 1, 2003

Small Cap Value Portfolio

Products

Effective January 31, 2000:

Morgan Stanley VA II (NYLU 492)- SEC No. 033-35445

Preferred Client (NLU 471) ·-SEC No. 333-67852

Morgan Stanley VA 3 (NYLU 492)- SEC No. 333-50150

Morgan Stanley VA 3 AM (NYLU 436)- SEC No. 333-38176

Effective July 1, 2003

The Allstate Variable Annuities (NYLU495)- SEC No. 333-66710

2

Amendment No.3 to Participation Agreement

This amendment (“Amendment”), effective as of April 29, 2005, is hereby made a part of and incorporated into the Participation Agreement (“Agreement”), dated January 31, 2000, by and among Alliance Capital Management L.P. (the “Adviser”), the investment adviser of AllianceBemstein Variable Products Annuity Fund, Inc. (the “Fund”), AllianceBemstein Investment Research and Management, Inc. (formerly known as Alliance Fund Distributors, Inc.) (the “Distributor”), the Fund’s principal underwriter, and Allstate Life Insurance Company of New York, a New York insurance company (“Insurer”) (on behalf of itself and its Separate Account (as defined in the Agreement); (the Adviser, Distributor and the Insurer are collectively hereinafter referred to a the “Parties” and each individually as a “Party”).

WHEREAS, the Parties entered into the Agreement, which previously was amended on May 1, 2003 and July 1, 2003; and

WHEREAS, the Parties now desire to further amend the Agreement.

NOW THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby agree to amend the Agreement in the following manner:

1.

Each of the Parties desires to expand the list of Portfolios in which the Insurer’s Separate Account invests. Therefore, each of the Parties hereby agrees to amend Schedule A of the Agreement by adding the following to the existing language on Schedule A and then replacing the existing Schedule A with the attached Schedule A, to be dated as of April 29, 2005:

Effective April 29, 2005

AllianceBemstein International Value Portfolio

AllianceBemstein Utility Income Portfolio

AllianceBemstein Value Portfolio

2.	Section 2.4 entitled “Applicable Price” is hereby deleted and replaced in its entirety by the following:

Section 2.4     Applicable Price

The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under the Contracts will be executed at the net asset values as determined as ofthe close of regular trading on the New York Stock Exchange (the “Close of Trading”) on the Business Day the Insurer receives such orders and processes such transactions. Subject to the right of the Fund to reasonably reject any order, orders received by the Insurer prior to the Close of

Trading on any Business Day and transmitted to the Distributor by 8:00a.m. Eastem Standard Time on the next Business Day will be executed by the Distributor at the net asset value determined as ofthe Close of Trading on the Business Day the order was received by the Insurer. For the purposes of this section, the Insurer shall be deemed to be the agent ofthe Fund for receipt of such orders from Contract owners, and receipt by the Insurer shall constitute receipt by the Fund. Any orders received by the Insurer on such day but after the Close of Trading, and all orders that are transmitted to the Distributor after 8:00a.m. Eastern Standard Time on the next Business Day, will be executed by the Distributor at the net asset value next determined. The Insurer hereby represents and warrants that it has adopted and implemented internal controls reasonably designed to prevent orders received after the Close of Trading on any Business Day from being submitted to the Distributor as or with orders received prior to the Close of Trading on such Business Day. The Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until the Insurer otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day. The Parties agree to modify the provisions of this paragraph to comply with changes in applicable law. Any such modifications will not take effect until expressly acknowledged and agreed to by the Parties in writing.

3.	The following new Section 19 is added to the Agreement after Section 18:

Section 19. Market Timing..

The Insurer will take reasonable actions to ensure the compliance of Contract owners with the Fund’s policies prohibiting “market timing” as described in the Portfolio’s current prospectus, to the extent allowed by the applicable contracts. The Insurer acknowledges that it has adopted policies and procedures that are reasonably designed to detect and deter “market timing” by Contract owners. In the event it should come to the Insurer’s attention, and the Insurer has so determined, that any Contract owner is engaging in a pattern of purchases, redemptions and/or exchanges of shares of a Fund that may evidence “market timing,” the Insurer shall notify the Distributor of such pattern. Subject to the limitations expressed in the first sentence of this paragraph, the Insurer and Distributor agree to cooperate fully for the purpose of preventing “market timing”. The Insurer will upon request of the Distributor furnish information as may be necessary or desirable to review the possible existence and extent of “market timing” by any Contract owner. In addition, subject to the limitations expressed in the first sentence of this paragraph, the Insurer will take any and all such actions as the Distributor may reasonably request in order to terminate any pattern of trading that the Distributor considers to be “market timing,” including, when appropriate, refusing the orders of any Contract owner who owns units of beneficial interest in a sub-account which invests in any Portfolio as its underlying investment vehicle to purchase or exchange shares ofthe Fund.

2

4.

Except as expressly supplemented, amended or consented to hereby, all of the representations, conditions and covenants of the Agreement remain unamended and shall continue to be in full force and effect.

5.	In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall supercede such conflicting terms of the Agreement.

6.

This Amendment may be executed simultaneously in two or more counterparts, each ofwhich shall be deemed an original, and all such counterparts, taken together, shall constitute one and the same instrument.

7.	Unless otherwise defined in this Amendment, defined terms shall have the meanings ascribed to them in the Agreement.

[the remainder of this page is left intentionally blank]

3

IN WITNESS WHEREOF, each of the Pmiies hereto have caused this Amendment No. 2 to the Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:
Title:	Assistant Vice President
Date:

ALLIANCE CAPITAL MANAGEMENT L.P.
By: Alliance Capital Management Corporation, General Partner

By:	/s/ Marc 0. Mayer
Title:	Marc 0. Mayer, Executive Vice President
Date:

ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC.

/s/ Stephen Scanlon
Title:	Stephen Scanlon, Senior Vice President
Date:

4

Schedule A

Effective as of April 29, 2005

List of Products and Portfolios

Portfolios of AllianceBemstein Variable Annuity Products Fund, Inc:

Effective January 31, 2000

•	AllianceBemstein Growth Portfolio
•	AllianceBemstein Growth and Income Portfolio
•	AllianceBemstein Large Cap Growth Portfolio (previously, AllianceBemstein Premier Growth Portfolio)

Effective May 1, 2003

•	AllianceBemstein Small/Mid Cap Value Portfolio (previously, AllianceBemstein Small Cap Value Portfolio)

Effective April 29, 2005

•	AllianceBemstein International Value Portfolio
•	AllianceBemstein Utility Income Portfolio
•	AllianceBemstein Value Portfolio

Products:

Effective January 31, 2000

•	Allstate VAil (NYLU233)- SEC No. 033-35445
•	Preferred Client (NYLU472)- SEC No. 333-67852
•	Allstate VA3 (NYLU493)- SEC No. 333-50150
•	Allstate VA3 Asset Manager (NYLU437)- SEC No. 333-38176

Effective July 1, 2003

•	Allstate Variable Annuity B-Share (PA126NY)- SEC No. 333-66710
•	Allstate Variable Annuity L-Share (PA130NY)- SEC No. 333-66710

5

SCHEDULE A

ADMINISTRATIVE SERVICES FOR ALLIANCE

VARIABLE PRODUCTS SERIES FUND, INC.

Allstate Life Insurance Company (the “Insurer”) shall provide certain administrative services respecting the operations of Alliance Variable Products Series Fund, Inc. (the “Fund”), as set forth below. This Schedule may be amended from time to time as mutually agreed upon by the Insurer and Alliance Fund Distributors, Inc.

Maintenance of books and records

•	Maintain an inventory of shares purchased to assist the Fund’s transfer agent in recording issuance of shares.

•	Perform miscellaneous accounting services to assist transfer agent in recording transfers of shares (via net purchase and redemption orders).

•	Reconciliation and balancing of the Insurer’s separate account at the Fund level in the general ledger and reconciliation of cash accounts at general account.

Purchase orders

•	Determination of net amount of cash flow into the Fund.

•	Reconciliation and notification to Fund of net purchase orders (wire) and confirmation thereof.

Redemption orders

•	Determination of net amount required for redemptions by Fund.

•	Reconciliation and notification to Fund of cash required for net redemption orders and confirmation thereof.

Reports

•	Periodic information reporting to the Fund.

Fund-related contract owner services

•	Telephonic support for contract owners with respect to inquiries about the Fund
•	(not including information about performance or related to sales).

•	Assistance with Fund proxy solicitations, specifically with respect to soliciting voting instructions from contract owners.

Other administration support

•	Sub-accounting services.

•	Providing other administrative support to the Fund as mutually agreed between the Insurer and the Fund from time to time.

•	Relieving the Fund of other usual or incidental administration services provided to individual shareholders.

•	Preparation of reports to third party reporting services.

SCHEDULE B

PAYMENT SCHEDULE FOR

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

Alliance Fund Distributors, Inc. agrees to pay the Insurer a quarterly amount that is equal on an annual basis to the amount shown in the chart below of the average combined daily net assets of all the Portfolios of the Fund invested by the Insurer pursuant to the Participation Agreement

Product	Amount

Morgan Stanley VA II Morgan	0.15%
Stanley VA II AM Preferred
Client (NLU 904) Morgan Stanley
VA 3 (NLU 923)
Morgan Stanley VA 3 AM (NLU 927)

Morgan Stanley Variable Annuity	0.20%
Morgan Stanley Variable Annuity- L-Share

January 31, 2000

Allstate Life Insurance Company of New York

Attn: Timothy N. Vander Pas

3100 Sanders Road, M2A

Northbrook, IL 60631

Ladies and Gentlemen:

We the undersigned Alliance Fund Distributors, Inc. (“AFD”), herewith confirm our agreement with you as follows:

1.     Subject to our direction and control, we hereby employ you to provide certain administrative services respecting the operations of Alliance Variable Products Series Fund, Inc. (the “Fund”) as described on Schedule A attached hereto.

It is understood that you will from time to time employ, or associate with yourselves, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the compensation of such persons, and all other expenses in connection with the performance of your duties hereunder, to be paid by you. No obligation may be incurred on our behalf or on behalf of the Fund in any such respect.

During the continuance of this agreement you will furnish us without charge such administrative assistance and such office facilities as you may believe appropriate or as we may reasonably request, subject to the requirements of any regulatory authority to which you may be subject. Subject to our prior consent, you may, at your expense, retain other persons or firms, which may include affiliates, to assist you in carrying out your administrative and clerical obligations hereunder.

2.     You will bear all expenses in connection with the performance ofyour services under this agreement.

3.     In consideration of the foregoing, we will pay you a fee on a quarterly basis, in arrears, as described in Schedule B attached hereto and made a part hereof. Upon any termination of this agreement before the end of any quarter during which you acted under this agreement, such fees will be prorated according to the proportion which the period bears to the full quarter and will be payable upon the date of termination of this agreement.

4.     This agreement shall become effective as of the date written above and shall remain in effect unless specifically terminated as provided below.

5.     This agreement may be terminated at any time, without the payment of any penalty, by mutual agreement of the parties in writing. This agreement will terminate automatically upon the termination of the Participation Agreement, dated as of January 31, 2000, among Allstate Life Insurance Company ofNew York, Alliance Capital Management L.P., a Delaware limited partnership, and AFD.

6.     This agreement may not be transferred, assigned, sold in any manner, hypothecated or pledged by you and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you.

7.     You agree that all records which you maintain for us are our property and you will surrender them to us promptly upon our request.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

ALLIANCE FUND DISTRIBUTORS, INC.

By:	/s/ Richard A. Winge
Richard A. Winge
Senior Vice President

Accepted:

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Timothy N. Vander Pas
Name: Timothy N. Vander Pas
Title: Assistant Vice President

SCHEDULE A

ADMINISTRATIVE SERVICES FOR ALLIANCE

VARIABLE PRODUCTS SERIES FUND, INC.

Allstate Life Insurance Company ofNew York (the “Insurer”) shall provide certain administrative services respecting the operations of Alliance Variable Products Series Fund, Inc. (the “Fund”), as set forth below. This Schedule may be amended from time to time as mutually agreed upon by the Insurer and Alliance Fund Distributors, Inc.

Maintenance ofbooks and records

•	Maintain an inventory of shares purchased to assist the Fund’s transfer agent in recording issuance of shares.

•	Perform miscellaneous accounting services to assist transfer agent in recording transfers of shares (via net purchase and redemption orders).

•	Reconciliation and balancing of the Insurer’s separate account at the Fund level in the general ledger and reconciliation of cash accounts at general account.

Purchase orders

•	Determination of net amount of cash flow into the Fund.

•	Reconciliation and notification to Fund of net purchase orders (wire) and confirmation thereof.

Redemption orders

•	Determination of net amount required for redemptions by Fund.

•	Reconciliation and notification to Fund of cash required for net redemption orders and confirmation thereof.

Reports

•	Periodic information reporting to the Fund.

Fund-related contract owner services

•	Telephonic support for contract owners with respect to inquiries about the Fund (not including information about performance or related to sales).

•	Assistance with Fund proxy solicitations, specifically with respect to soliciting voting instructions from contract owners.

Other administration support

•	Sub-accounting services.

•	Providing other administrative support to the Fund as mutually agreed between the Insurer and the Fund from time to time.

•	Relieving the Fund of other usual or incidental administration services provided to individual shareholders.

•	Preparation of reports to third party reporting services.

SCHEDULE B

PAYMENT SCHEDULE FOR

ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

Alliance Fund Distributors, Inc. agrees to pay the Insurer a quarterly amount that is equal on an annual basis to the amount shown in the chart below of the average combined daily net assets of all the Portfolios of the Fund invested by the Insurer pursuant to the Participation Agreement.

Product	Amount

Morgan Stanley VA II	0.15%
Preferred Client
Morgan Stanley VA 3
Morgan Stanley VA 3 AM

Morgan Stanley Variable Annuity	0.20%
Morgan Stanley Variable Annuity- L- Share

ALLIANCEBERNSTEIN

Stephen J. Laffey

Vice President and

Counsel

January 8, 2009

Ms. Angela Thomley

Senior Fund Relationship Manager

Allstate Insurance Company

3100 Sanders Road, Suite M2

Northbrook, IL 60062

Re: Four partially-executed documents

Dear Ms. Thomley:

Enclosed please find two each of the following partially-executed documents:

•	Allstate Life Insurance Company of New York Amendment to the Administrative Services Agreement
•	Allstate Life Insurance Company of New York Amendment No. 4 to the Participation Agreement

Please sign, retain one copy of each for your records and return the other fully-executed copies to my attention at the below address. If you have any questions, feel free to contact Stephen Laffey or me. My direct line is (212) 969-2295. Thank you.

Sincerely,

Angela Bisel

Assistant to Stephen A. Laffey

Enclosures

AllianceBernstein LP.

ablegal- 1434122 vl	1345 Avenue of the Americas, New York, NY 10105

T: 212.969.2179	F: 212.969.2290	stephen.laffey@alliancebernstein.com	www.alliancebernstein.com

Amendment No. 4 to Participation Agreement

This amendment (“Amendment”), made and entered into as of May 1, 2008, to the Participation Agreement dated as of January 31, 2000 as amended, by and among AllianceBemstein L.P. (formerly Alliance Capital Management L.P.) (the “Adviser”), the investment adviser of AllianceBemstein Variable Products Series Fund, Inc. (the “Fund”), AllianceBemstein Investments, Inc. (the “Distributor”), the Fund’s principal underwriter, and Allstate Life Insurance Company of New York, a New York insurance company (“Insurer”) (on behalf of itself and its Separate Accounts (as defined in the Agreement); (the Adviser, Distributor, and the Insurer are collectively hereinafter referred to as the “Parties”) and each individually, a “Party”).

WHEREAS, the Parties entered into the Agreement, which was previously amended on May, I, 2003, July 1, 2003 and April29, 2005; and

WHEREAS, the Parties now desire to further amend the Agreement.

NOW THEREFORE, in consideration of the mutual benefits and promises contain herein, the Patiies hereby agree to amend the Agreement in the following manner:

I.

Each of the Parties desires to expand the list of Products and Portfolios in which the Insurer’s Separate Account(s) invests to include Class A shares of the Fund’s Portfolios as indicated on the amended and restated Schedule A to the Agreement annexed hereto.

2.

Each of the Parties agrees that Section 9. Class B Distribution Payments of the Agreement applies only to Class B shares of the Fund’s Portfolios as indicated on the amended and restated Schedule A to the Agreement annexed hereto.

3.	Except as expressly supplemented, amended or consented to hereby, all of the representations, conditions, covenants of the Agreement remain unamended and shall continue in full force and effect.

4.	In the event of any conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall supercede such conflicting terms of the Agreement.

5.

This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and all such counterparts, taken together shall constitute one and the same instrument.

6.	Unless otherwise defined in this Amendment, defined tenns shall have the meanings ascribed to them in the Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ illegible
Name:
Title:

ALLIANCEBERNSTEIN L.P.

By:	/s/ Marc R. Bryant
Name: Marc R. Bryant
Title: Assistant Secretary

ALLIANCEBERNSTEIN INVESTMENTS, INC.

By:	/s/ Andrew L. Gangolf
Name: Andrew L. Gangolf
Title: Senior Vice President and Assistant General Counsel

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Amended and Restated Schedule A

Effective as of May 1, 2008

List of Products and Portfolios

Class B Portfolios of AllianceBernstein Variable Products Series Fund, Inc.:

Growth Portfolio

Growth and Income Portfolio

Large Cap Growth Portfolio

Small/Mid Cap Value Portfolio

Intemational Value Portfolio

Utility Income Portfolio

Value Portfolio

Class A Portfolios of AllianceBernstein Variable Products Se1ies Fund Inc.:

Growth and Income Portfolio

International Growth

Intemational Value

Small Cap Growth

Small/Mid Cap Value

Wealth Appreciation Strategy

Products:

Allstate VAil (NYLU233) SEC No. 033-35445

Preferred Client (NYLU472) SEC No. 333-67843

Allstate VA3 (NYLU493) SEC No. 333-50150

Allstate VA3 Asset Manager (NYLU437) SEC No. 333-38176

Allstate Variable Annuity B-Share (PA126NY) SEC No. 333-66710

Allstate Variable Annuity L-Share (PA130NY) SEC No. 333-66710

Tota!Accumulator VUL (NYLU727) SEC No. 333-148225

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